UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 16, 2019

The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

New York	001-32964	11-2672906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road
Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On April 16, 2019, The First of Long Island Corporation (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors:

	For	Withhold	Broker Non-Vote
John J. Desmond	15,901,522	353,816	6,619,632
Howard Thomas Hogan, Jr.	13,634,308	2,621,030	6,619,632
Louisa M. Ives	15,805,684	449,654	6,619,632
Milbrey Rennie Taylor	15,493,765	761,573	6,619,632
Walter C. Teagle III	15,276,017	979,321	6,619,632
Michael N. Vittorio	15,818,140	437,198	6,619,632

2.	A non-binding, advisory vote to approve the compensation paid to the Corporation’s named executive officers.

For	Against	Abstain	Broker Non-Vote
11,266,761	4,562,134	426,443	6,619,632

3.	To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain
22,494,313	369,251	11,406

Item 8.01Other Events.

On April 18, 2019, The Company announced that its Board of Directors approved an increase of $30 million in its previously announced common stock repurchase program for a total of $50 million in repurchases.

A copy of the press release announcing the increase in the stock repurchase program is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

Exbibit 99.1 – Press release dated April 18, 2019, announcing an increase in the stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First of Long Island Corporation

(Registrant)

By: /s/ William Aprigliano

William Aprigliano

Senior Vice President and

Chief Accounting Officer

Dated:  April 19, 2019

Exhibit 99.1

April 18, 2019	For More Information Contact:
For Immediate Release	Mark D. Curtis, SEVP, CFO and Treasurer
(516) 671-4900, Ext. 7413

THE FIRST OF LONG ISLAND CORPORATION ANNOUNCES

AN INCREASE IN ITS STOCK REPURCHASE PROGRAM

Glen Head, New York, April 18, 2019 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, today announced that its Board of Directors has approved an increase of $30 million in its previously announced common stock repurchase program for a total of $50 million in repurchases.  The Company may repurchase its shares from time to time through open market purchases, privately negotiated transactions or in any other manner that is compliant with applicable securities laws.  The stock repurchase program does not obligate the Company to purchase shares.  There is no guarantee as to the exact number of shares that may be repurchased by the Company pursuant to this program, which is subject to market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity and other factors deemed appropriate.

About The First of Long Island Corporation

The First of Long Island Corporation is the bank holding company for The First National Bank of Long Island.  The Bank serves the financial needs of privately owned businesses, professionals, consumers, public bodies and other organizations primarily in Nassau and Suffolk Counties, Long Island and the boroughs of New York City, and currently has 52 branches in Nassau and Suffolk Counties, Long Island and the boroughs of Queens, Brooklyn and Manhattan.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe” or “anticipate.”  The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements, including those risk factors described in the Company’s Annual Report on Form 10-K.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.